ALDA PHARMACEUTICALS CORP.

635 Columbia Street
New Westminster, British Columbia V3M 1A7

Tel: (604) 521-8300 Fax: (604) 521-8322

TSX-V:APH

OTCBB:APCSF

ALDA ENTERS INTO SUPPLIER AGREEMENT WITH ACKLANDS-GRAINGER INC.

OCTOBER 8, 2009 - VANCOUVER, BC - ALDA PHARMACEUTICALS CORP. (APH:TSX-V, OTCBB:APCSF) (“the Company” or “ALDA”) announces that it has entered into a Supplier Agreement with Acklands-Grainger Inc.(“AGI”). ALDA’s products will be distributed through AGI’s five distribution centres to its 160 branches across Canada and included in AGI’s full catalogue of products. Dr. Terrance Owen, President & CEO states, “This agreement with AGI is an important step in achieving nation-wide distribution of our products. ALDA’s status as an Official Supplier of the 2010 Winter Games has created a lot of opportunities for the Company, especially with other Official Suppliers, such as AGI. We look forward to forging other partnerships that are equally as important as this one.”

About Acklands-Grainger Inc. (www.acklandsgrainger.com)

Acklands-Grainger Inc. is Canada’s largest distributor of industrial, safety and fastener products with a comprehensive catalogue, 160 branches and 5 distribution centres across the country. Acklands-Grainger is the Official Supplier of the Vancouver 2010 Olympic Winter Games, Vancouver 2010 Paralympic Winter Games, the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for industrial safety and material handling supplies.

About ALDA Pharmaceuticals Corp.

ALDA is focused on the development of infection-control therapeutics derived from its patented T36® technology. The company trades on the TSX Venture Exchange under the symbol APH and on the OTCBB under the symbol APCSF. The Company is the Official Supplier of the Vancouver 2010 Olympic Winter Games, Vancouver 2010 Paralympic Winter Games, the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for antiseptic hand sanitizer, disinfectant and disinfectant cleaning products.

Terrance G. Owen, Ph.D., MBA

President & CEO
ALDA Pharmaceuticals Corp.

Sales Management:
Diane Mann, Account Executive:

Cell: 604-657-0369

diane_mann@aldacorp.com

Adriana Cikojevic, Account Manager

Cell: 778-899-4688

adriana_cikojevic@aldacorp.com

Tracy Haubrich, Account Manager

Cell: 604-220-1299

tracy_haubrich@aldacorp.com

Retail Sales

London Drugs (http://www.londondrugs.com/Cultures/en-US/StoreLocator.htm)

Eastern Esthetics (ON, QU, NB, NS, PE, NL)

902-450-2161

LCN Canada – West (MB, SK, AB, BC, NW, YK)

780-462-2580

Investor Relations

Scott Young

604-377-5781

scott_young@aldacorp.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

Cautionary Note Regarding Forward-looking Statements: Information in this press release that involves ALDA’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. ALDA generally uses words such as “outlook,” “will,” “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and similar expressions to help identify forward-looking statements. The forward-looking statements in this release are based upon information available to ALDA as of the date of this release, and ALDA assumes no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of ALDA and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

ALDA Pharmaceuticals Corp. 635 Columbia Street, New Westminster, BC V3M 1A7 Canada Telephone [604] 521.8300 - Facsimile [604] 521.8322 www.aldacorp.com